                         DERIVED INFORMATION 7/28/04

                                 $10,020,000
                                  Class B-1
                       Subordinate Certificates Offered
                                (Approximate)

                                 $835,000,050
                   Total Certificates Offered & Non-Offered
           Home Equity Pass-Through Certificates, Series 2004-FRE1

             Credit Suisse First Boston Mortgage Securities Corp.
                                  Depositor

                                    [TBD]
                                   Trustee

      The information contained in the attached materials is referred to as the "Information".

      The Information has been provided by Credit Suisse First Boston LLC.
Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.
The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

      The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

      The Information addresses only certain aspects of the applicable certificate's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the certificate. The assumptions underlying the
Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

      Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the
Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement
("Offering Documents") and the then current version of the Information.
Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Credit
Suisse First Boston LLC Trading Desk at (212) 538-8373.

Breakeven CDR Analysis

The below tables displays the yield, weighted-average life, the loss on the bonds, the Zero-Yield CDR (the CDR above which the discount margin on the referenced class is less than the discount margin at the pricing scenario -
175 for B-1), the Break-Even CDR (the CDR above which the referenced class experiences a writedown), and the collateral loss to maturity (shown as a percentage of the initial collateral balance) assuming:

        o     Priced at Par
        o     Various spreads to Forward LIBOR
        o     12-month lag from default to loss
        o     Triggers Functional

Table 1 assumes 100% advancing where Table 2 assumes no advancing. Tables 1 and 2 assume 100% of the Prospectus Prepayment Curve (PPC) with various loss severity values.

Table 1 - Class B-1

 40% Severity
 Yield                               5.0%            6.9%             8.9%
 Discount Margin                     182             197              195
 Wtd Ave Life                        10.9            10.9             11.3
 Total Coll Losses to               11.0%           10.7%             9.6%
 Maturity
 DM-Break CDR                       12.8%           12.4%            10.7%
 Loss on B-1                     280,789              -                -
 Libor                    Fwd - 200 bps         Forward      Fwd + 200 bps
---------------------------------------------------------------------------
 Wtd Ave Life                        10.6            10.9             11.3
 Total Coll Losses to               10.9%           10.7%             9.6%
 Maturity
 B/E CDR                            12.7%           12.4%            10.7%
 Loss on B-1                          -               -                -
 Libor                    Fwd - 200 bps         Forward      Fwd + 200 bps

 60% Severity
 Yield                               5.2%            8.2%             8.9%
 Discount Margin                     196             193              189
 Wtd Ave Life                        11.9            12.1             12.4
 Total Coll Losses to               11.7%           11.5%            10.2%
 Maturity
 DM-Break CDR                        8.4%            8.2%             7.1%
 Loss on B-1                      61,751         120,049          220,342
 Libor                    Fwd - 200 bps         Forward      Fwd + 200 bps
---------------------------------------------------------------------------
 Wtd Ave Life                        11.3            11.4             11.7
 Total Coll Losses to               11.6%           11.4%            10.1%
 Maturity
 B/E CDR                             8.3%            8.1%             7.0%
 Loss on B-1                           -               -               -
 Libor                    Fwd - 200 bps         Forward      Fwd + 200 bps

Table 2 - Class B-1

 40% Severity
 Yield                                5.0%           6.9%             8.9%
 Discount Margin                       177            187             185
 Wtd Ave Life                         11.4           11.6             12.1
 Total Coll Losses to                 9.5%           9.1%             7.8%
 Maturity
 DM-Break CDR                        10.7%          10.1%             8.3%
 Loss on B-1                       383,065        241,669         308,847
 Libor                     Fwd - 200 bps        Forward       Fwd + 200 bps
---------------------------------------------------------------------------
 Wtd Ave Life                         11.0           11.1             11.6
 Total Coll Losses to                 9.4%           9.0%             7.7%
 Maturity
 B/E CDR                             10.6%          10.0%             8.2%
 Loss on B-1                           -              -                -
 Libor                     Fwd - 200 bps        Forward       Fwd + 200 bps

 60% Severity
 Yield                                5.2%           6.9%             9.0%
 Discount Margin                       198            184             195
 Wtd Ave Life                         12.1           12.4             12.5
 Total Coll Losses to                10.5%          10.2%             8.7%
 Maturity
 DM-Break CDR                         7.4%           7.1%             5.9%
 Loss on B-1                           -          323,859              -
 Libor                     Fwd - 200 bps        Forward       Fwd + 200 bps
---------------------------------------------------------------------------
 Wtd Ave Life                         12.1           11.7             12.5
 Total Coll Losses to                10.5%          10.1%             8.7%
 Maturity
 B/E CDR                              7.4%           7.0%             5.9%
 Loss on B-1                           -              -                -
 Libor                     Fwd - 200 bps        Forward       Fwd + 200 bps
---------------------------------------------------------------------------

 Appendix

100% Prospectus Prepayment Curve (PPC)

With respect to the Mortgage Loans, 100% of the prepayment assumption (the
"ARM PPC") describes prepayments starting at 30% CPR in month 1, and remaining at 30% CPR thereafter.